Ex 23.1

                          INDEPENDENT AUDITORS' CONSENT

To the Stockholders of
Optima Global Corp.
St. Catherines, Ontario Canada

We consent to the incorporation in this Registration Statement of Optima Global
Corp. and Subsidiary on Form SB-2/A of our reports of Optima Global Corp. and
Subsidiary for the years ended May 31, 2001 and 2000 dated September 7, 2001 and the three months ended August 31, 2001 dated October 25, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

Rotenberg & Company, LLP
Rochester, New York
October 31, 2001